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                                                           Exhibit 10(b)

                       CHANGE OF CONTROL AGREEMENT
                       ---------------------------

       THIS AGREEMENT, entered into as of the 12th day of January, 2005, by and between MARSHALL & ILSLEY CORPORATION (the "Company"), and Ronald E. Smith (the "Executive") (hereinafter collectively referred to as "the parties").

                            W I T N E S S E T H :
                            ---------------------

       WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change of Control (as hereinafter defined in Section 2) exists and that the threat of or the occurrence of a Change of Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation; and

       WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its shareholders to retain the services of the Executive in the event of a threat or occurrence of a Change of Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

       WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat of or the occurrence of a Change of Control, the Company desires to enter into this Agreement with the Executive.

       NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

       1. Employment Term. (a) The "Employment Term" shall commence on the first date during the Protected Period (as defined in Section 1(c), below) on which a Change of Control (as defined in Section 2, below) occurs (the "Effective Date") and shall expire on the second anniversary of the Effective Date; provided, however, that at the end of each day of the Employment Term the Employment Term shall automatically be extended for one (1) day unless either the Company or the Executive shall have given written notice to the other at least thirty (30) days prior thereto that the Employment Term shall not be so extended.

       (b) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to the Effective Date and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise occurred in connection with or in anticipation of a Change of Control, then for all purposes of this Agreement, the Effective Date shall mean the date immediately prior to the date of such termination of the Executive's employment.

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       (c)  For purposes of this Agreement, the "Protected Period" shall be the two (2) year period commencing on the date hereof; provided, however, that at the end of each day the Protected Period shall be automatically extended for one (1) day unless at least thirty (30) days prior thereto the Company shall have given written notice to the Executive that the Protected Period shall not be so extended; and provided, further, that notwithstanding any such notice by the Company not to extend, the Protected Period shall not end if prior to the expiration thereof any third party has indicated an intention or taken steps reasonably calculated to effect a Change of Control, in which event the Protected Period shall end only after such third party publicly announces that it has abandoned all efforts to effect a Change of Control.

       2. Change of Control. For purposes of this Agreement, a "Change of Control" shall mean the first to occur of the following:

       (a) The acquisition by any individual, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
(ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions of common stock shall not constitute a Change of
Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege or by one person or a group of persons acting in concert), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Change of Control under subsection (c) of this Section 2; or

       (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened "election contest" or other actual or threatened "solicitation" (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

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       (c)  Consummation of a reorganization, merger, statutory share exchange or consolidation, unless, following such reorganization, merger, statutory share exchange or consolidation, (i) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation, (ii) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

       (d) Consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

       3. Employment. (a) Subject to the provisions of Section 3, hereof, the Company agrees to continue to employ the Executive and the Executive agrees to remain in the employ of the Company during the Employment Term. During the Employment Term, the Executive shall be employed in such executive capacity as may be mutually agreed to by the parties. During the Employment Term, Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held or assigned at any time during the twelve (12) month period immediately preceding the Effective Date, and Executive's services shall be performed at the location where Executive was employed immediately preceding the Effective Date or at any office or location less than thirty-five (35) miles from such location, unless mutually agreed to in writing by the parties.

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       (b)  Excluding periods of vacation and sick leave to which the
Executive is entitled, during the Employment Term the Executive agrees to devote full time attention to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, provided that the Executive may take reasonable amounts of time to (i) serve on corporate, civil or charitable boards or committees, and (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, if such activities do not significantly interfere with the performance of the Executive's responsibilities hereunder. It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of Executive's responsibilities hereunder.

       4. Compensation. (a) Base Salary. During the Employment Term, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to twelve (12) times the highest monthly base salary paid or payable to the Executive by the Company and its affiliated companies in respect of the twelve (12) month period immediately preceding the month in which the Effective Date occurs, including any amounts which were deferred under any plans of the Company and its affiliated companies. During the Employment Term, the Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other peer executives of the Company and its affiliated companies. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

       (b) Annual Bonus. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Term, an annual bonus (the "Annual Bonus") in cash at least equal to the average annualized (for any fiscal year consisting of less than twelve (12) full months or with respect to which the Executive has been employed by the Company for less than twelve (12) full months) bonuses paid or payable, including any amounts which were deferred under any plans of the Company and its affiliated companies, to the Executive by the Company and its affiliated companies in respect of the three (3) fiscal years immediately preceding the fiscal year in which the Effective Date occurs (the "Recent Average Bonus"). Each such Annual Bonus shall be paid no later than seventy-five (75) days after the end of the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus under any plan or arrangement of the Company allowing therefor.

       (c) Incentive, Savings and Retirement Plans. During the Employment Term, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the twelve (12) month period immediately preceding the Effective Date, or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

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       (d)  Benefit Plans.  During the Employment Term, the Executive
and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription drug, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies and their families; but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive and his family at any time during the twelve (12) month period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies and their families.

       (e) Expenses. During the Employment Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the twelve (12) month period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

       (f) Fringe Benefits. During the Employment Term, the Executive shall be entitled to fringe benefits (including but not limited to Company cars, club dues and physical examinations) in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the twelve (12) month period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

       (g) Office and Support Staff. During the Employment Term, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, in accordance with the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the twelve (12) month period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

       (h) Vacation and Sick Leave. During the Employment Term, the Executive shall be entitled to paid vacation and sick leave (without loss of pay) in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive at any time during the twelve (12) month period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

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       (i)  Restrictions.  As of the Effective Date, all restrictions limiting the exercise, transferability or other incidents of ownership of any outstanding award, including but not limited to restricted stock, options, stock appreciation rights, or other property or rights of the Company granted to the Executive shall lapse, and such awards shall become fully vested and be held by the Executive free and clear of all such restrictions. This provision shall apply to all such property or rights notwithstanding the provisions of any other plan or agreement, unless the effect of the application of this provision to a particular right or property would result in the loss of favorable securities law treatment for participants under the plan pursuant to which the award was granted.

       5. Termination of Employment. During the Employment Term, the Executive's employment hereunder may be terminated under the following circumstances:

       (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Term. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Term (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 5 of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative, provided if the parties are unable to agree, the parties shall request the Dean of the Medical College of Wisconsin to choose such physician.

       (b) Cause. The Company may terminate the Executive's employment for "Cause." A termination for Cause is a termination evidenced by a resolution adopted in good faith by a majority of the Board that the Executive (i) willfully, deliberately and continually failed to substantially perform his duties under Section 3, above (other than a failure resulting from the Executive's incapacity due to physical or mental illness) which failure constitutes gross misconduct, and results in and was intended to result in demonstrable material injury to the Company, monetary or otherwise, or (ii) committed acts of fraud and dishonesty constituting a felony, as determined by a final judgment or order of a court of competent jurisdiction, and resulting or intended to result in gain to or personal enrichment of the Executive at the Company's expense, provided, however, that no termination of the Executive's employment shall be for Cause as set forth in (i), above, until (a) Executive shall have had at least sixty (60) days to cure any conduct or act alleged to provide Cause for termination after a written notice of demand has been delivered to the Executive specifying in detail the manner in which the Executive's conduct violates this Agreement, and (b) the Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, or failure to act, on the Executive's part, shall be considered "willful" unless he has acted or failed to act in bad faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after Notice of Termination is given by the Executive shall constitute Cause for purposes of this Agreement.

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       (c)  Good Reason.

             (1) The Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change of Control of any of the events or conditions described in Subsections (i) through (vi) hereof:

                   (i) A change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his status, title, position or responsibilities in effect immediately prior to such assignment; or any removal of the Executive from or failure to reappoint or reelect him to any position, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

                   (ii) Any failure by the Company to comply with any of the provisions of Section 4 of this Agreement.

                   (iii) The insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company;

                   (iv) Any material breach by the Company of any provision of this Agreement;

                   (v) Any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of Section 5 of this Agreement; and

                   (vi) The failure of the Company to obtain an agreement, satisfactory to the Executive, from any successor or assign of the Company, to assume and agree to perform this Agreement, as contemplated in Section 10 hereof.

             (2) Any event or condition described in Section 5(c)(1) which occurs prior to the Effective Date but which the Executive reasonably demonstrates (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or in anticipation of a Change of Control, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Effective Date.

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             (3)  The Executive's right to terminate his employment
       pursuant to this Section 5(c) shall not be affected by his incapacity due to physical or mental illness. The Executive's continued employment or failure to give Notice of Termination shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

             (4) For purposes of this Section 5(c), any good faith determination of Good Reason made by the Executive shall be conclusive.

       (d) Voluntary Termination. The Executive may voluntarily terminate his employment hereunder at any time.

       (e) Notice of Termination. Any purported termination by the Company or by the Executive (other than by death of the Executive) shall be communicated by Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) the Termination Date. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

       (f) Termination Date, etc. "Termination Date" shall mean in the case of the Executive's death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

             (1) If the Executive's employment is terminated by the Company, the date specified in the Notice of Termination shall be at least thirty (30) days after the date the Notice of Termination is given to the Executive, provided, however, that in the case of Disability, the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days;

             (2) If the Executive's employment is terminated for Good Reason, the date specified in the Notice of Termination shall not be more than sixty (60) days after the date the Notice of Termination is given to the Company; and

             (3) In the event that within thirty (30) days following the date of receipt of the Notice of Termination, one party notifies the other that a dispute exists concerning the basis for termination, the Executive's employment hereunder shall not be terminated except after the dispute is finally resolved and a Termination Date is determined either by a mutual written agreement of the parties, or by a binding and final judgment order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

       6.  Obligations of the Company Upon Termination.

       (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Term, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

             (i) The Company shall pay to the Executive in a lump sum in cash within five (5) days after the Termination Date the aggregate of the following amounts:

                A.  The sum of:

                      (1) The Executive's Annual Base Salary through the Termination Date to the extent not theretofore paid; and

                      (2) The product of (x) the higher of (I) the Recent Average Bonus and (II) the Annual Bonus paid or payable, including any amount deferred, (and annualized for any fiscal year consisting of less than twelve (12) full months or for which the Executive has been employed for less than twelve (12) full months) for the most recently completed fiscal year during the Employment Term, if any (such higher amount being referred to as the "Highest Annual Bonus.") and (y) a fraction, the numerator of which is the number of days completed in the current fiscal year through the Termination Date, and the denominator of which is 365.

                The sum of the amounts described in Clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations";

                   B. The amount equal to the product of (1) two and (2) the sum of (x) the Executive's Annual Base Salary (increased for this purpose by any Section 401(k) deferrals, cafeteria plan elections, or other deferrals that would have increased Executive's Annual Base Salary if paid in cash to Executive when earned) and (y) the Executive's Highest Annual Bonus;

                   C. A separate lump-sum supplemental retirement benefit equal to the difference between (1) the actuarial equivalent (utilizing for this purpose the most favorable to the Executive actuarial assumptions and Company contribution history with respect to the applicable retirement plan, incentive plans, savings plans and other plans described in
             Section 4(c) (or any successor plan thereto) (the "Retirement Plans") during the twelve (12) month period immediately preceding the Effective Date) of the benefit payable under the Retirement Plans and any supplemental and/or excess retirement plan providing benefits for the Executive (the "SERP") which the Executive would receive if the Executive's employment continued for an additional two (2) years after the Termination Date with annual compensation equal to the sum of the Annual Base Salary and Highest Annual Bonus, assuming for this purpose that all accrued benefits and contributions are fully vested and that benefit accrual formulas and Company contributions are no less advantageous to the Executive than those in effect during the twelve (12) month period immediately preceding the Effective Date, and (2) the actuarial equivalent (utilizing for this purpose the actuarial assumptions utilized with respect to the Retirement Plans during the twelve (12) month period immediately preceding the Effective Date) of the Executive's actual benefit (paid or payable), if any, under the Retirement Plans and the SERP.
             For example, if there were a termination today this supplemental retirement benefit would be interpreted with respect to two plans in existence today as follows: (i) with respect to the Retirement Growth component of the retirement program of the Company, the Executive would receive two times eight percent (8%) (or sixteen percent (16%)) of the sum of the Executive's Annual Base Salary (determined in accordance with subsection C of Section 6(a)(i)) and the Executive's Highest Annual Bonus; and (ii) with respect to the Incentive Savings component of the retirement program of the Company, the Executive would receive two times the annual Company match of fifty percent (50%) of the Executive's maximum allowable contribution to the Plan assuming Executive's compensation is as set forth above; and

                   D. The amount equal to the product of (i) two and (ii) the sum of (x) the imputed income reflected on Executive's W-2 attributable to the car provided to Executive by the Company or its affiliates for the last calendar year ending before the Effective Date and (y) the club dues for Executive paid by the Company or its affiliates attributable to such year.

             (ii) For twenty-four (24) months after the Termination Date, the Company shall continue to provide medical and dental benefits to the Executive and/or the Executive's family in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies applicable generally to other peer executives who are active employees and their families as in effect from time to time thereafter; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other benefits under another employer provided plan, the medical and other benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility, provided that the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required hereunder. For purposes of determining eligibility of the Executive for retiree health insurance, the Executive shall be considered to have remained employed until the end of such twenty-four (24) month period and to have retired on the last day of such period. If the Executive would qualify at the end of such twenty-four (24) month period for retiree health insurance under the Company's plan guidelines as in existence on the Effective Date, the Company shall provide to the Executive and his or her spouse, for life, retiree health insurance, subsidized to at least the same percentage extent as under the Company's plan as in existence on the Effective Date. Such retiree health insurance shall provide medical benefits to the Executive and/or the Executive's spouse in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies applicable generally to other peer executives who are active employees and their spouses as in effect from time to time thereafter; provided, however, that if the Executive and/or the Executive's spouse qualifies for coverage by Medicare or any successor program, the Company may require that the Executive and/or the Executive's spouse fully participate in Medicare and pay the premiums therefor personally.

             (iii) The Executive shall have the right to purchase the car provided to him by the Company or its affiliates during the twelve
       (12) month period immediately preceding the Effective Date, if applicable, (or a comparable car acceptable to the Executive if such car is no longer owned by the Company or its affiliates), at the book value thereof on the Termination Date, exercisable within thirty (30) days after the Termination Date; and if the car is not purchased, Executive shall return the car to the Company.

             (iv) For the twenty-four (24) month period after the Termination Date, the Company shall continue to provide group term life insurance (or comparable term coverage) in the same face amount and on substantially the same terms as in effect for the Executive just prior to the Effective Time. At the end of the twenty-four
       (24) month period, the Executive shall have any conversion rights as regards such coverage as are provided by law.

             (v) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive pursuant to this Agreement under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

             (vi) All options awarded by the Company to the Executive on or after the date of this Agreement which are outstanding as of the Termination Date shall remain exercisable for the lesser of (A) the remainder of their respective terms or (B) one year after the Executive's death. The option term for each option is set out in the relevant agreement granting each option.

       Notwithstanding anything herein contained to the contrary, the payments and benefits provided in this Section 6(a) (other than the Accrued Obligations) shall not be paid or provided to the Executive unless and until he executes a Complete and Permanent Release (the "Release") in the form attached hereto, and the applicable period for rescission of the Release has expired. The parties agree that the Release may be expanded to include any company acquiring the Company and its affiliates as "Released Parties," as defined in the Release.

       (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Term, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, except that the Company shall pay or provide the Accrued Obligations, six (6) months of Annual Base Salary, and the Other Benefits. The Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the Termination Date. The six (6) months of Annual Base Salary shall be paid during the six (6) month period following the Termination Date on a monthly basis. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(b) shall include, and the Executive's family shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and any of its affiliated companies to surviving families of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to family death benefits, if any, as in effect with respect to other peer executives and their families at any time during the twelve (12) month period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their families.

       (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Term, this Agreement shall terminate without further obligations to the Executive, except that the Company shall pay or provide the Accrued Obligations and the Other Benefits. The Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Termination Date. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the twelve (12) month period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

       (d) Cause; Other Than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Term, or if the Executive voluntarily terminates employment during the Employment Term for other than Good Reason, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive Annual Base Salary through the Date of Termination and any other amounts earned or accrued through the Termination Date, in each case to the extent theretofore unpaid; provided that if Executive voluntarily terminates, Executive shall receive the benefits normally provided upon normal or early retirement with respect to other peer Executives and their families to the extent he qualifies therefore All salary or compensation hereunder shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination.

       (e) Delinquent Payments. If any of the payments referred to in this Section 6 are not paid within the time specified after the Termination Date (hereinafter a "Delinquent Payment"), in addition to such principal sum, the Company will pay to the Executive interest on all such Delinquent Payments computed at the prime rate as announced from time to time by M&I Marshall & Ilsley Bank, or its successor, compounded monthly. Notwithstanding the foregoing, no interest shall be due and owing as regards payments which are delayed because of Executive's failure to execute the Release or the recission thereof.

       (f) Vacation Pay. In consideration of all payments made by the Company to the Executive pursuant to this Agreement, the Executive hereby waives any claim he may have for accrued and unpaid vacation pay as of the Termination Date.

       7. No Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced (except to the extent set forth in Section 6(a)(ii)) whether or not the Executive obtains other employment.

       8.  Excise Tax Payments.

       (a) If any payment or distribution to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any interest and penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains, or has paid to the taxing authority on his behalf, an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing, no Gross-Up Payment will be made to the Executive if reducing the amount paid to the Executive under Section 6(a)(i)(B) of this Agreement by $50,000 or less would avoid the application of the Excise Tax.

       (b) A determination shall be made as to whether and when a Gross-Up Payment is required pursuant to this Section 8 and the amount of such Gross-Up Payment, such determination to be made within fifteen (15) business days of the Termination Date, or such other time as reasonably requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise
Tax). Such determination shall be made by a national independent accounting firm selected by the Executive (the "Accounting Firm"). All fees, costs and expenses (including, but not limited to, the cost of retaining experts) of the Accounting Firm shall be borne by the Company and the Company shall pay such fees, costs and expenses as they become due. The Accounting Firm shall provide detailed supporting calculations, acceptable to the Executive, both to the Company and the Executive. The Gross-Up Payment, if any, as determined pursuant to this Section 8(b) shall be paid by the Company to the Executive or paid by the Company on behalf of the Executive to the applicable government taxing authorities by means of payroll tax withholding if required by law or if timely requested by the Executive when payment of all or any portion of the Excise Tax is due. If the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an unqualified opinion that no Excise Tax will be imposed with respect to any such Payment or Payments. Any such initial determination by the Accounting Firm of the Gross-Up Payment shall be binding upon the Company and the Executive subject to the application of
Section 8(c).

       (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Overpayment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred upon notice (formal or informal) to the Executive from any governmental taxing authority that the tax liability of the Executive (whether in respect of the then current taxable year of the Executive or in respect of any prior taxable year of the Executive) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment. An Overpayment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments with respect to which the Executive had previously received a Gross-Up Payment. A Final Determination shall be deemed to have occurred when the Executive has received from the applicable governmental taxing authority a refund of taxes or other reduction in his tax liability by reason of the Overpayment and upon either (i) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (ii) the expiration of the statute of limitations with respect to the Executive's applicable tax return. If an Underpayment occurs, the Executive shall promptly notify the Company and the Company shall pay to the Executive at least five (5) business days prior to the date on which the applicable governmental taxing authority has requested payment, an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties imposed on the Underpayment. If an Overpayment occurs, the amount of the Overpayment shall be treated as a loan by the Company to the Executive and the Executive shall, within ten (10) business days of the occurrence of such Overpayment, pay to the Company the amount of the Overpayment plus interest at an annual rate equal to the rate provided for in Section 1274(b)(2)(B) of the Code from the date the Gross-Up Payment (to which the Overpayment relates) was paid to the Executive.

       (d) If no Gross-Up Payment is made because reducing the Payments to the Executive under Section 6(a)(i)(B) of this Agreement by $50,000 or less would avoid the application of the Excise Tax, then the amount paid to the Executive under Section 6(a)(i)(B) of this Agreement shall be reduced by the amount necessary to avoid the Excise Tax; provided, however, the reduction will only be made if doing so would result in the Executive retaining more after-tax than if the reduction were not made.

       9. Unauthorized Disclosure. During the term of the Executive's employment with the Company, and during the two-year period following the Termination Date, the Executive shall not make any Unauthorized Disclosure. For purposes of this Agreement, "Unauthorized Disclosure" shall mean disclosure by the Executive without the consent of the Board to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or as may be legally required, of any confidential information obtained by the Executive while in the employ of the Company (including, but not limited to, any confidential information with respect to any of the Company's customers or methods of operation) the disclosure of which he knows or has reason to believe will be materially injurious to the Company; provided, however, that such term shall not include the use or disclosure by the Executive, without consent, of any information known generally to the public (other than as a result of disclosure by him in violation of this Section 9) or any information not otherwise considered confidential by a reasonable person engaged in the same business as that conducted by the Company. Notwithstanding the foregoing, the Executive's obligation hereunder not to make any Unauthorized Disclosure shall continue after the end of the two-year period following his termination of employment with the Company as regards any information which is a trade secret as defined in Section 134.90 of the Wisconsin Statutes. In no event shall an asserted violation of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

       10.  Successors and Assigns.

       (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. The term "Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

       (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representative.

       11. Fees and Expenses. From and after the Effective Date, the Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably incurred by the Executive as they become due as a result of (i) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) the Executive's hearing before the Board as contemplated in Section 5(b) of this Agreement or (iii) the Executive's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits.

       12. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, if to the Company, to Marshall & Ilsley Corporation, 770 North Water Street, Milwaukee, Wisconsin 53202, or if to Executive, to the address set forth below Executive's signature, or to such other address as the party may be notified, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

       13. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries for which the Executive may qualify. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

       14. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

       15. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

       16. Employment. The Executive and the Company acknowledge that the employment of the Executive by the Company is "at will" and prior to the Effective Date, may be terminated by either the Executive or the Company at any time. Moreover, if prior to the Effective Date, the Executive's employment with the company terminates, the Executive shall have no further rights under this Agreement.

       17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Wisconsin without giving effect to the conflict of law principles thereof.

       18. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

       19. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

       20. Headings. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

       21. Modification. No provision of this Agreement may be modified or amended unless such modification or amendment is agreed to in writing signed by both the Executive and the Company.

       22. Withholding. The Company shall be entitled to withhold from amounts paid to the Executive hereunder any federal, estate or local withholding or other taxes or charges which it is, from time to time, required to withhold. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

       IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.


                                MARSHALL & ILSLEY CORPORATION

                                By: /s/ Dennis J. Kuester
                                   --------------------------------
                                    Dennis J. Kuester
                                    Chief Executive Officer

ATTEST:

/s/ Randall J. Erickson
------------------------------
Randall J. Erickson, Secretary

                                EXECUTIVE:

                                /s/ Ronald E. Smith
                                -----------------------------------
                                Ronald E. Smith

                                Address:

                                -----------------------------------

                                -----------------------------------


MW2yr M&I COC Agreement.doc